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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                              ------------------
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    Central European Media Enterprises Ltd.
--------------------------------------------------------------------------------

            (Exact Name of Registrant as Specified in Its Charter)

                   Bermuda                            Not Applicable
--------------------------------------------          -------------------------

(State of Incorporation or Organization)              (I.R.S. Employer
                                                       Identification No.)

18 D'Arblay Street, London W1V 3FP England            Not Applicable
--------------------------------------------          -------------------------
(Address of principal executive offices)                      (zip code)

If this Form relates to the                           If the Form relates to the
registration of a class of debt                       registration of a class of
securities and is effective upon filing               debt securities and is to
pursuant to General                                   become effective
Instruction A(c)(1) please check                      simultaneously with the
the following box. /  /                               effectiveness of a
                                                      concurrent registration
                                                      statement under the
                                                      Securities Act of 1993
                                                      pursuant to General
                                                      Instruction A(c)(2) please
                                                      check the following
                                                      box. /  /


Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                             Name of Each Exchange on Which
 to be so Registered                             Each Class is to be Registered
---------------------                           --------------------------------

        None
---------------------                           --------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                   % Convertible Subordinated Notes Due 2004
                  -------------------------------------------
                              (Title of class)


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Item 1.    Description of Registrant's Securities to be Registered.

     The securities of Central European Media Enterprises Ltd. (the "Registant") to be registered hereunder are ___% Convertible Subordinated Notes due ____, 2004 (collectively, the "Notes").

     Reference is made to the description of the Notes to be registered hereby contained on pages 60 through 75 of the Prospectus contained in the Registrant's Form S-3 filed with the Securities and Exchange Commission on April 2, 1997 (File No. 333-24365) dated April 2, 1997, as amended by Amendment No. 1 to the Form S-3 filed on April 18, 1997 and dated April 18, 1997 (the "S-3 Registration Statement"), and such description is incorporated herein by reference.

Item 2.    Exhibits.

     The exhibits in parenthesis below, on file with the Securities and Exchange Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 4.1.  Specimen form of Notes (included as Exhibit A to Form of
              Indenture).

Exhibit 4.2. Form of Indenture, between Central European Media Enterprises Ltd. and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company's S-3 Registration Statement No. 333-24365, filed April 18, 1997).


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                              SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.


                                 By: /s/ John Schwallie
                                 ---------------------------------------

                                    John Schwallie
                                    Vice President-Finance and Chief
                                      Financial Officer


Dated: April 21, 1997